EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 188 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Growth Trust  (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended February 29, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 27, 2016

Appendix A

Eaton Vance Growth Trust

Report Date

Funds

April 19, 2016

Eaton Vance Focused Growth Opportunities Fund

April 19, 2016

Eaton Vance Focused Value Opportunities Fund